Exhibit 99.1

PerkinElmer Announces Financial Results for the Third Quarter of 2012

  Revenue growth of 13%; Organic revenue growth of 6%
  GAAP earnings per share from continuing operations of $0.25; Adjusted earnings per share of $0.45
  Updates FY 2012 GAAP earnings per share from continuing operations guidance to $1.22 to $1.24; Raises FY 2012 adjusted earnings per share guidance to $2.05 to $2.07

WALTHAM, Mass.--(BUSINESS WIRE)--October 25, 2012--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the third quarter ended September 30, 2012.

The Company reported GAAP earnings per share from continuing operations of $0.25, compared to $0.25 in the third quarter of 2011. Revenue in the third quarter of 2012 was $509.6 million, as compared to $452.9 million in the third quarter of 2011. GAAP operating income from continuing operations for the third quarter of 2012 increased 20% to $43.2 million, compared to $36.1 million in the third quarter of 2011. GAAP operating profit margin from continuing operations was 8% in the third quarter of 2012, compared to 8% in the third quarter of 2011.

Adjusted earnings per share was $0.45, compared to $0.43 in the third quarter of 2011. Adjusted revenue for the quarter grew 11% to $514.8 million, compared to $462.9 million in the third quarter of 2011. Organic revenue growth was 6% after adjusting for acquisitions which added 8%, partially offset by a decrease due to unfavorable foreign currency translation of 3%. Adjusted operating income for the third quarter of 2012 increased 16% to $78.3 million, compared to $67.6 million for the same period a year ago. Adjusted operating profit margin was 15% as a percentage of adjusted revenue, a 60 basis point improvement compared to the same period a year ago. For the Company’s non-GAAP financial measures, adjustments have been noted in the attached reconciliations.

“We are pleased to report another solid performance for the third quarter as global demand for our product and service offerings continued to drive organic revenue growth,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “Despite an uncertain macroeconomic environment, we remain confident in our business model and our ability to execute, giving us the conviction to raise our full year adjusted earnings per share guidance while continuing to invest in future growth and productivity intitatives.”

Cash Flow

For the nine months ended September 30, 2012, operating cash flow from continuing operations was $113.8 million as compared to $151.5 million in the same period of 2011. The 2012 year-to-date results include the impact from increased pension contributions, tax payments, incremental working capital and royalty payments.

Financial Overview by Reporting Segment for the Third Quarter 2012

Human Health

  Revenue of $257.2 million, as compared to $206.6 million for the third quarter of 2011.
  Operating income of $35.0 million, as compared to $27.5 million for the same period a year ago.
  Adjusted revenue of $258.2 million, as compared to $206.9 million for the third quarter of 2011. Adjusted revenue increased 25%, organic revenue growth was 10%.
  Adjusted operating income of $56.3 million, as compared to $41.5 million for the same period a year ago.
  Adjusted operating profit margin was 22% as a percentage of adjusted revenue, an increase of 180 basis points as compared to the third quarter of 2011.

Environmental Health

  Revenue of $252.4 million, as compared to $246.3 million for the third quarter of 2011.
  Operating income of $17.9 million, as compared to $14.7 million for the same period a year ago.
  Adjusted revenue of $256.6 million, as compared to $255.9 million for the third quarter of 2011. Adjusted revenue was flat, organic revenue growth was 3%.
  Adjusted operating income of $31.6 million, as compared to $32.2 million for the same period a year ago.
  Adjusted operating profit margin was 12% as a percentage of adjusted revenue, a decrease of 30 basis points as compared to the third quarter of 2011.

Financial Guidance – Full Year 2012

For the full year 2012, the Company reiterates its forecast for organic revenue to increase in the mid-single digit range relative to 2011. For the full year 2012, the Company now forecasts GAAP earnings per share from continuing operations in the range of $1.22 to $1.24 and raises its guidance for adjusted earnings per share, which is expected to include the adjustments noted in the attached reconciliation, to $2.05 to $2.07.

Conference Call Information

The Company will discuss its third quarter results and its outlook for business trends in a conference call on October 25, 2012 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (617) 614-3670 prior to the scheduled conference call time and provide the access code 14835705. A playback of this conference call will be available beginning 7:00 p.m. ET, Thursday, October 25, 2012. The playback phone number is (617) 801-6888 and the code number is 85821244.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The company reported revenue of approximately $1.9 billion in 2011, has about 7,000 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except share and per share data)	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
		(As adjusted)		(As adjusted)

Revenue	$509,604	$452,935	$1,542,284	$1,379,178

Cost of revenue	278,864	253,579	840,736	770,317
Research and development expenses	32,408	30,102	99,101	84,319
Selling, general and administrative expenses	145,442	133,119	452,026	404,217
Restructuring and contract termination charges, net	9,672	-	21,034	3,340

Operating income from continuing operations	43,218	36,135	129,387	116,985

Interest income	(74)	(549)	(434)	(1,354)
Interest expense	11,360	4,449	34,136	12,578
Other expense	586	16	2,358	2,719

Income from continuing operations before income taxes	31,346	32,219	93,327	103,042

Provision for income taxes	2,357	4,215	8,694	18,646

Net income from continuing operations	28,989	28,004	84,633	84,396

Gain on disposition of discontinued operations, before income taxes	898	3,813	1,915	2,072
Provision for (benefit from) income taxes on discontinued operations and dispositions	293	(4,805)	752	(4,828)

Net income from discontinued operations and dispositions	605	8,618	1,163	6,900

Net income	$29,594	$36,622	$85,796	$91,296

Diluted earnings per share:
Net income from continuing operations	$0.25	$0.25	$0.74	$0.74

Net income from discontinued operations and dispositions	0.01	0.08	0.01	0.06

Net income	$0.26	$0.32	$0.75	$0.80

Weighted average diluted shares of common stock outstanding	114,998	113,425	114,565	114,063

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information:
(per share, continuing operations)

GAAP EPS from continuing operations	$0.25	$0.25	$0.74	$0.74
Amortization of intangible assets, net of income taxes	0.13	0.12	0.39	0.32
Purchase accounting adjustments, net of income taxes	0.01	0.05	0.14	0.10
Acquisition-related costs, net of income taxes	0.00	0.01	0.01	0.04
Mark to market and curtailments on post-retirement benefits, net of income taxes	0.00	-	0.01	(0.00)
Restructuring and contract termination charges, net of income taxes	0.06	-	0.13	0.02
Adjusted EPS	$0.45	$0.43	$1.41	$1.21

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Nine Months Ended
(In thousands, except percentages)		September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
			(As adjusted)		(As adjusted)

Human Health	Revenue	$257,245	$206,614	$769,628	$626,752
	Purchase accounting adjustments	1,001	332	5,462	893
	Adjusted Revenue	258,246	206,946	775,090	627,645

	Operating income	35,020	27,549	88,503	77,532
	OP%	13.6%	13.3%	11.5%	12.4%
	Amortization of intangible assets	16,553	12,349	51,420	37,280
	Purchase accounting adjustments	(1,128)	597	9,375	2,278
	Acquisition-related costs	204	958	548	3,953
	Restructuring and contract termination charges, net	5,660	-	15,043	1,832
	Adjusted operating income	56,309	41,453	164,889	122,875
	Adjusted OP%	21.8%	20.0%	21.3%	19.6%

Environmental Health	Revenue	252,359	246,321	772,656	752,426
	Purchase accounting adjustments	4,236	9,587	16,711	15,404
	Adjusted Revenue	256,595	255,908	789,367	767,830

	Operating income	17,853	14,679	72,407	66,669
	OP%	7.1%	6.0%	9.4%	8.9%
	Amortization of intangible assets	5,431	7,927	17,304	18,680
	Purchase accounting adjustments	4,236	9,506	16,587	15,536
	Acquisition-related costs	87	107	89	1,108
	Restructuring and contract termination charges, net	4,012	-	5,991	1,508
	Adjusted operating income	31,619	32,219	112,378	103,501
	Adjusted OP%	12.3%	12.6%	14.2%	13.5%

Corporate	Operating loss	(9,655)	(6,093)	(31,523)	(27,216)
	Mark to market and curtailments on post-retirement benefits	-	-	1,219	(163)
	Adjusted operating loss	(9,655)	(6,093)	(30,304)	(27,379)

Continuing Operations	Revenue	$509,604	$452,935	$1,542,284	$1,379,178
	Purchase accounting adjustments	5,237	9,919	22,173	16,297
	Adjusted Revenue	514,841	462,854	1,564,457	1,395,475

	Operating income	43,218	36,135	129,387	116,985
	OP%	8.5%	8.0%	8.4%	8.5%
	Amortization of intangible assets	21,984	20,276	68,724	55,960
	Purchase accounting adjustments	3,108	10,103	25,962	17,814
	Acquisition-related costs	291	1,065	637	5,061
	Mark to market and curtailments on post-retirement benefits	-	-	1,219	(163)
	Restructuring and contract termination charges, net	9,672	-	21,034	3,340
	Adjusted operating income	$78,273	$67,579	$246,963	$198,997
	Adjusted OP%	15.2%	14.6%	15.8%	14.3%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
(In thousands)

Operating activities:
Net income	$29,594	$36,622	$85,796	$91,296
Add: net income from discontinued operations and dispositions, net of income taxes	(605)	(8,618)	(1,163)	(6,900)
Net income from continuing operations	28,989	28,004	84,633	84,396
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	5,100	1,467	15,352	9,427
Restructuring and contract termination charges, net	9,672	-	21,034	3,340
Amortization of deferred debt issuance costs	910	844	2,655	2,114
Depreciation and amortization	30,628	28,117	94,791	78,718
Losses on dispositions, net	-	200	-	200
Amortization of acquired inventory revaluation	-	54	4,774	432
Changes in operating assets and liabilities which provided (used) cash, excluding effects from companies purchased and divested:
Accounts receivable, net	1,615	13,469	15,088	17,373
Inventories, net	(11,795)	(14,278)	(24,447)	(17,844)
Accounts payable	(20,256)	4,326	(18,611)	(15,512)
Accrued expenses and other	(23,759)	(12,928)	(81,492)	(11,187)
Net cash provided by operating activities of continuing operations	21,104	49,275	113,777	151,457
Net cash used in operating activities of discontinued operations	(387)	(1,477)	(1,131)	(9,108)
Net cash provided by operating activities	20,717	47,798	112,646	142,349

Investing activities:
Capital expenditures	(12,901)	(9,009)	(24,350)	(24,979)
Proceeds from dispositions of property, plant and equipment, net	-	456	-	456
Changes in restricted cash balances	470	703	670	1,123
Payments for acquisitions and investments, net of cash and cash equivalents acquired	(6,750)	(918)	(6,750)	(311,269)
Net cash used in investing activities of continuing operations	(19,181)	(8,768)	(30,430)	(334,669)
Net cash provided by investing activities of discontinued operations	988	4,000	1,976	32,252
Net cash used in investing activities	(18,193)	(4,768)	(28,454)	(302,417)

Financing Activities:
Payments on debt	(89,000)	(249,000)	(333,000)	(496,000)
Proceeds from borrowings	81,000	86,000	291,000	580,000
Payments of debt issuance costs	-	(1,000)	(416)	(1,000)
Payments on other credit facilities	(143)	-	(143)	(2,303)
Payments for acquisition-related contingent consideration	(3,116)	-	(12,459)	(137)
Excess tax benefit from exercise of equity grants	628	712	1,767	9,303
Proceeds from stock option exercises	11,198	118	22,944	23,670
Purchases of common stock	(29)	(7)	(2,092)	(110,004)
Dividends paid	(7,984)	(7,916)	(23,875)	(23,913)
Net cash used in financing activities of continuing operations	(7,446)	(171,093)	(56,274)	(20,384)
Net cash used in financing activities of discontinued operations	-	-	-	(1,908)
Net cash used in financing activities	(7,446)	(171,093)	(56,274)	(22,292)

Effect of exchange rate changes on cash and cash equivalents	4,347	(19,043)	568	10,376

Net (decrease) increase in cash and cash equivalents	(575)	(147,106)	28,486	(171,984)
Cash and cash equivalents at beginning of period	171,403	395,208	142,342	420,086
Cash and cash equivalents at end of period	$170,828	$248,102	$170,828	$248,102

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(In thousands)	September 30, 2012	January 1, 2012
		(As adjusted)

Current assets:
Cash and cash equivalents	$170,828	$142,342
Accounts receivable, net	394,937	409,888
Inventories, net	261,400	240,763
Other current assets	113,627	89,857
Current assets of discontinued operations	202	202
Total current assets	940,994	883,052

Property, plant and equipment, net:
At cost	501,327	451,953
Accumulated depreciation	(299,679)	(277,386)
Property, plant and equipment, net	201,648	174,567
Marketable securities and investments	1,144	1,105
Intangible assets, net	606,100	661,607
Goodwill	2,092,351	2,094,235
Other assets, net	47,734	41,075
Total assets	$3,889,971	$3,855,641

Current liabilities:
Short-term debt	$1,470	$-
Accounts payable	155,728	173,153
Accrued restructuring costs	21,161	13,958
Accrued expenses	402,807	410,142
Current liabilities of discontinued operations	1,111	1,429
Total current liabilities	582,277	598,682

Long-term debt	930,860	944,908
Accrued restructuring costs	7,032	8,928
Long-term liabilities	427,362	460,907
Total liabilities	1,947,531	2,013,425

Commitments and contingencies

Total stockholders' equity	1,942,440	1,842,216
Total liabilities and stockholders' equity	$3,889,971	$3,855,641

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	September 30, 2012		October 2, 2011
			(As adjusted)
Adjusted revenue:
Revenue	$509.6		$452.9
Purchase accounting adjustments	5.2		9.9
Adjusted revenue	$514.8		$462.9

Adjusted gross margin:
Gross margin	$230.7	45.3%	$199.4	44.0%
Amortization of intangible assets	12.7	2.5%	13.9	3.1%
Purchase accounting adjustments	5.2	1.0%	10.0	2.2%
Adjusted gross margin	$248.7	48.3%	$223.3	48.2%

Adjusted SG&A:
SG&A	$145.4	28.5%	$133.1	29.4%
Amortization of intangible assets	(9.2)	-1.8%	(6.3)	-1.4%
Purchase accounting adjustments	2.1	0.4%	(0.1)	0.0%
Acquisition-related costs	(0.3)	-0.1%	(1.1)	-0.2%
Adjusted SG&A	$138.1	26.8%	$125.7	27.2%

Adjusted R&D:
R&D	$32.4	6.4%	$30.1	6.6%
Amortization of intangible assets	(0.1)	0.0%	(0.1)	0.0%
Adjusted R&D	$32.3	6.3%	$30.0	6.5%

Adjusted operating income:
Operating income	$43.2	8.5%	$36.1	8.0%
Amortization of intangible assets	22.0	4.3%	20.3	4.5%
Purchase accounting adjustments	3.1	0.6%	10.1	2.2%
Acquisition-related costs	0.3	0.1%	1.1	0.2%
Restructuring and contract termination charges, net	9.7	1.9%	-	0.0%
Adjusted operating income	$78.3	15.2%	$67.6	14.6%

	PKI
	Three Months Ended
	September 30, 2012		October 2, 2011
			(As adjusted)
Adjusted EPS:
EPS	$0.26		$0.32
Discontinued operations, net of income taxes	0.01		0.08
EPS from continuing operations	0.25		0.25
Amortization of intangible assets, net of income taxes	0.13		0.12
Purchase accounting adjustments, net of income taxes	0.01		0.05
Acquisition-related costs, net of income taxes	0.00		0.01
Restructuring and contract termination charges, net of income taxes	0.06		-
Adjusted EPS	$0.45		$0.43

	Human Health
	Three Months Ended
	September 30, 2012		October 2, 2011
			(As adjusted)
Adjusted revenue:
Revenue	$257.2		$206.6
Purchase accounting adjustments	1.0		0.3
Adjusted revenue	$258.2		$206.9

Adjusted operating income:
Operating income	$35.0	13.6%	$27.5	13.3%
Amortization of intangible assets	16.6	6.4%	12.3	6.0%
Purchase accounting adjustments	(1.1)	-0.4%	0.6	0.3%
Acquisition-related costs	0.2	0.1%	1.0	0.5%
Restructuring and contract termination charges, net	5.7	2.2%	-	0.0%
Adjusted operating income	$56.3	21.8%	$41.5	20.0%

	Environmental Health
	Three Months Ended
	September 30, 2012		October 2, 2011
			(As adjusted)
Adjusted revenue:
Revenue	$252.4		$246.3
Purchase accounting adjustments	4.2		9.6
Adjusted revenue	$256.6		$255.9

Adjusted operating income:
Operating income	$17.9	7.1%	$14.7	6.0%
Amortization of intangible assets	5.4	2.2%	7.9	3.2%
Purchase accounting adjustments	4.2	1.7%	9.5	3.9%
Acquisition-related costs	0.1	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	4.0	1.6%	-	0.0%
Adjusted operating income	$31.6	12.3%	$32.2	12.6%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Nine Months Ended
	September 30, 2012		October 2, 2011
			(As adjusted)
Adjusted revenue:
Revenue	$1,542.3		$1,379.2
Purchase accounting adjustments	22.2		16.3
Adjusted revenue	$1,564.5		$1,395.5

Adjusted gross margin:
Gross margin	$701.5	45.5%	$608.9	44.1%
Amortization of intangible assets	38.7	2.5%	38.7	2.8%
Purchase accounting adjustments	26.9	1.7%	16.7	1.2%
Mark to market and curtailments on post-retirement benefits	1.2	0.1%	(0.2)	0.0%
Adjusted gross margin	$768.4	49.1%	$664.2	47.6%

Adjusted SG&A:
SG&A	$452.0	29.3%	$404.2	29.3%
Amortization of intangible assets	(29.6)	-1.9%	(16.6)	-1.2%
Purchase accounting adjustments	1.0	0.1%	(1.1)	-0.1%
Acquisition-related costs	(0.6)	0.0%	(5.1)	-0.4%
Adjusted SG&A	$422.8	27.0%	$381.5	27.3%

Adjusted R&D:
R&D	$99.1	6.4%	$84.3	6.1%
Amortization of intangible assets	(0.4)	0.0%	(0.6)	0.0%
Adjusted R&D	$98.7	6.3%	$83.7	6.0%

Adjusted operating income:
Operating income	$129.4	8.4%	$117.0	8.5%
Amortization of intangible assets	68.7	4.5%	56.0	4.1%
Purchase accounting adjustments	26.0	1.7%	17.8	1.3%
Acquisition-related costs	0.6	0.0%	5.1	0.4%
Mark to market and curtailments on post-retirement benefits	1.2	0.1%	(0.2)	0.0%
Restructuring and contract termination charges, net	21.0	1.4%	3.3	0.2%
Adjusted operating income	$247.0	15.8%	$199.0	14.3%

	PKI
	Nine Months Ended
	September 30, 2012		October 2, 2011
			(As adjusted)
Adjusted EPS:
EPS	$0.75		$0.80
Discontinued operations, net of income taxes	0.01		0.06
EPS from continuing operations	0.74		0.74
Amortization of intangible assets, net of income taxes	0.39		0.32
Purchase accounting adjustments, net of income taxes	0.14		0.10
Acquisition-related costs, net of income taxes	0.01		0.04
Mark to market and curtailments on post-retirement benefits, net of income taxes	0.01		(0.00)
Restructuring and contract termination charges, net of income taxes	0.13		0.02
Adjusted EPS	$1.41		$1.21

	PKI
			Twelve Months Ended
			December 30, 2012
Adjusted EPS:			Projected
EPS from continuing operations			$1.22 - $1.24
Amortization of intangible assets, net of income taxes			0.52
Purchase accounting adjustments, net of income taxes			0.15
Acquisition-related costs, net of income taxes			0.01
Mark to market and curtailments on post-retirement benefits,
net of income taxes			0.01
Restructuring and contract termination charges, net of income taxes			0.14
Adjusted EPS			$2.05 - $2.07

	Human Health
	Nine Months Ended
	September 30, 2012		October 2, 2011
			(As adjusted)
Adjusted revenue:
Revenue	$769.6		$626.8
Purchase accounting adjustments	5.5		0.9
Adjusted revenue	$775.1		$627.6

Adjusted operating income:
Operating income	$88.5	11.5%	$77.5	12.4%
Amortization of intangible assets	51.4	6.7%	37.3	5.9%
Purchase accounting adjustments	9.4	1.2%	2.3	0.4%
Acquisition-related costs	0.5	0.1%	4.0	0.6%
Restructuring and contract termination charges, net	15.0	2.0%	1.8	0.3%
Adjusted operating income	$164.9	21.3%	$122.9	19.6%

	Environmental Health
	Nine Months Ended
	September 30, 2012		October 2, 2011
			(As adjusted)
Adjusted revenue:
Revenue	$772.7		$752.4
Purchase accounting adjustments	16.7		15.4
Adjusted revenue	$789.4		$767.8

Adjusted operating income:
Operating income	$72.4	9.4%	$66.7	8.9%
Amortization of intangible assets	17.3	2.2%	18.7	2.5%
Purchase accounting adjustments	16.6	2.1%	15.5	2.1%
Acquisition-related costs	0.1	0.0%	1.1	0.1%
Restructuring and contract termination charges, net	6.0	0.8%	1.5	0.2%
Adjusted operating income	$112.4	14.2%	$103.5	13.5%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Three Months Ended
September 30, 2012
Organic revenue growth:
Reported revenue growth	13%
Less: effect of purchase accounting adjustments	1%
Adjusted revenue growth	11%
Less: effect of foreign exchange rates	-3%
Less: effect of acquisitions	8%
Organic revenue growth	6%

Human Health
Three Months Ended
September 30, 2012
Organic revenue growth:
Reported revenue growth	25%
Less: effect of purchase accounting adjustments	0%
Adjusted revenue growth	25%
Less: effect of foreign exchange rates	-3%
Less: effect of acquisitions	18%
Organic revenue growth	10%

Environmental Health
Three Months Ended
September 30, 2012
Organic revenue growth:
Reported revenue growth	2%
Less: effect of purchase accounting adjustments	2%
Adjusted revenue growth	0%
Less: effect of foreign exchange rates	-3%
Less: effect of acquisitions	0%
Organic revenue growth	3%

Adjusted Revenue and Adjusted Revenue Growth

We use the term “adjusted revenue” to refer to GAAP revenue, including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Adjusted revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting and curtailments on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in our business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. In addition, inventory fair value adjustments related to business acquisitions and adjustments for mark-to-market accounting and curtailments on post-retirement benefits do not represent what we believe our investors consider to be costs used in producing our products. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (“SG&A”) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, acquisition related integration costs, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure. We exclude acquisition related integration costs, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions, because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Research and Development (“R&D”) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level.

Adjusted Operating Income, Adjusted Operating Profit Percentage, Adjusted Operating Profit Margin and Adjusted Operating Margin

We use the term “adjusted operating income,” to refer to GAAP operating income, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, acquisition related integration costs, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and restructuring and contract termination charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting and curtailments on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted operating income is calculated by subtracting adjusted R&D expense and adjusted SG&A expense from adjusted gross margin. We use the related term “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating income also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating income to be costs of producing our products, investments in technology and production or costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude restructuring and contract termination charges because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Earnings Per Share

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, acquisition related integration costs, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, restructuring and contract termination charges, and acquisition financing costs, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting and curtailments on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted earnings per share is calculated by subtracting the items above included in adjusted gross margin, adjusted R&D expense, adjusted SG&A expense, restructuring and contract termination charges, and acquisition financing costs, and provision for taxes related to these items, from GAAP earnings per share. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, acquisition related integration costs, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting and curtailments on post-retirement benefits, restructuring and contract termination charges, and acquisition financing costs, as these items do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

The third quarter tax effect on adjusted EPS for (i) discontinued operations was an expense of $0.00 in 2012 and a benefit of $0.04 in 2011, (ii) amortization of intangible assets was an expense of $0.06 in both 2012 and 2011, (iii) restructuring and contract termination charges was an expense of $0.02 in 2012 and an expense of $0.00 in 2011, and (iv) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.02 in 2012 and an expense of $0.03 in 2011. The third quarter tax effect on adjusted EPS for each of the remaining items (inventory fair value adjustments related to business acquisitions, acquisition related integration costs, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting and curtailments on post-retirement benefits, and acquisition financing costs) was $0.00 for both 2012 and 2011. The full year tax effect on adjusted EPS for (i) discontinued operations was an expense of $0.01 in 2012 and a benefit of $0.04 in 2011, (ii) amortization of intangible assets was an expense of $0.21 in 2012 and an expense of $0.17 in 2011, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.01 in 2012 and an expense of $0.00 in 2011, (iv) other costs related to business acquisitions was an expense of $0.00 in 2012 and an expense of $0.01 in 2011, (v) restructuring and contract termination charges was an expense of $0.05 in 2012 and an expense of $0.01 in 2011, and (vi) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.07 in 2012 and an expense of $0.06 in 2011. The full year tax effect on adjusted EPS for each of the remaining items (acquisition related integration costs, changes to the fair values assigned to contingent consideration, adjustments for mark-to-market accounting and curtailments on post-retirement benefits, and acquisition financing costs) was $0.00 for both 2012 and 2011. The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, acquisition related integration costs, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting and curtailments on post-retirement benefits, restructuring and contract termination charges, acquisition financing costs, and the estimated revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision.

* * * *

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
Investor Relations:
PerkinElmer, Inc.
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
PerkinElmer, Inc.
Stephanie R. Wasco, 781-663-5701
stephanie.wasco@perkinelmer.com